UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices, including Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2012, the Board of Directors of TCF Financial Corporation (“TCF”) approved and adopted an amendment and restatement of TCF’s Bylaws, effective immediately upon adoption.  Following is a summary of the changes reflected in the amendment and restatement of TCF’s Bylaws:

•                  Changes were made to reflect the reorganization of officer roles at TCF.  Specifically, the Bylaws were revised to remove the requirement that someone serve in the role of President (although one may be appointed in the future) and to provide that one or more individuals may serve in the role of Vice Chairman.  Those provisions that previously provided that the President execute certain functions were amended to provide that those functions be executed by the Chief Executive Officer or a Vice Chairman.  These revisions are reflected in Article II, Section 7; Article III, Sections 6, 10 and 14(i); Article IV, Section 1(a); Article V, Section 1; and Article VI, Section 7.

•                  Article II, Section 13 was amended to clarify that director nominations may be made by the Board of Directors, deleting the prior reference to a Personnel Committee, currently known as the Compensation/Corporate Governance/Nominating Committee.

•                  Article III, Section 9 was amended to provide that in the absence of the Chairman of the Board, or if one shall not have been elected, the Lead Director (previously, the Vice Chairman) shall act as chairman of each meeting of the Board of Directors and preside thereat.  Duplicative language regarding who chairs meetings of the Board of Directors was deleted from Article III, Section 1.

•                  Article III, Section 4 was amended to provide that the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable before or after each annual meeting of stockholders.  The Bylaws previously mandated that such meetings of the Board of Directors occur after the annual meeting of stockholders.

•                  Non-substantive clean-up changes were made to Article III, Section 2 and Article V, Section 1.

A copy of the amended and restated Bylaws of TCF is attached hereto as Exhibit 3(b) and is incorporated herein by this reference.

Item 8.01 Other Events.

On February 27, 2012, TCF National Bank, a wholly-owned subsidiary of TCF Financial Corporation, signed an agreement to assume approximately $805 million in FDIC-insured deposits from Prudential Bank & Trust, FSB (“PB&T”). The deposits consist primarily of IRA accounts with certificates of deposit or savings accounts and IRA related brokerage sweep accounts gathered by PB&T through their relationship with Prudential Retirement. The portfolio also includes brokered certificates of deposit. The transaction is subject to regulatory approval and is expected to close in the second quarter.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3(b)	Bylaws of TCF Financial Corporation, as amended and restated through February 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Stautz
David M. Stautz, Senior Vice President, Controller and Managing Director, Corporate Development (Principal Accounting Officer)

Dated:    March 2, 2012

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